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                                                                   EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-110103, 333-108658, 333-105814, 333-102587, 333-64444, 333-64432,
333-60966, 333-53108, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855,
333-73009, 333-52331, 333-37585) and Form S-8 (Nos. 333-106427, 333-54246,
333-30345, 333-30321), of our report dated March 22, 2004, included in Spectrum Pharmaceuticals, Inc.'s Form 10-K for the year ended December 31, 2003.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
March 26, 2004